Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-276680) of MGO Global Inc. of our report dated March 31, 2023, relating to the financial statements of MGO Global Inc. as of December 31, 2022 and 2021 and to all references to our firm included in the above mentioned Registration Statement.

Certified Public Accountants

Lakewood, CO

April 1, 2024